UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2021 (January 11, 2021)

ADDUS HOMECARE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34504	20-5340172
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6303 Cowboys Way, Suite 600 Frisco, Texas	75034
(Address of principal executive offices)	(Zip Code)

(469) 535-8200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ADUS	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2021, the Board of Directors (the “Board”) of Addus HomeCare Corporation (the “Company”) appointed Veronica Hill-Milbourne and Esteban López, M.D. to the Board. Ms. Hill-Milbourne and Dr. López are to serve as a Class II director of the Board and a Class I director of the Board, respectively.

Ms. Hill-Milbourne was appointed to serve as a member of the Government Affairs Committee of the Company’s Board, and Dr. López was appointed to serve as a member of the Nominating and Corporate Governance Committee of the Company’s Board. There were no arrangements or understandings between either Ms. Hill-Milbourne or Dr. López and any other persons pursuant to which either was selected as a director. In addition, neither Ms. Hill-Milbourne nor Dr. López is a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

As independent directors, Ms. Hill-Milbourne and Dr. López will each receive compensation in the same manner as the Company’s other independent directors. A summary of the compensation payable to the Company’s independent directors was included in the Company’s Form 10-K filed with the SEC on August 10, 2020. In addition, Ms. Hill-Milbourne and Dr. López were each granted a number of restricted shares of the Company’s common stock valued at $55,000, based on the Company’s closing stock price on January 11, 2021.

In connection with Ms. Hill-Milbourne’s and Dr. López’s appointment to the Board, the Company has entered into an Indemnification Agreement with Ms. Hill-Milbourne and Dr. López, respectively (the “Indemnification Agreements”) in the form disclosed in the Company’s public filings and previously approved by the Board, as referenced below. Pursuant to the terms of the Indemnification Agreements, the Company will be required to indemnify and advance expenses to Ms. Hill-Milbourne and Dr. López to the maximum extent permitted by applicable law, except as otherwise provided in the Indemnification Agreements, if he or she is threatened to be made a party to a proceeding by reason of his or her status as a director of the Company. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which was filed as Exhibit 10.16 to the Company’s Form S-1, filed on July 17, 2009 and incorporated by reference herein.

Item 7.01.	Regulation FD Disclosure.

On January 11, 2021, the Company issued a press release announcing the appointment of Ms. Hill-Milbourne and Dr. López to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release by Addus HomeCare Corporation dated January 11, 2021.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDUS HOMECARE CORPORATION

Date: January 11, 2021	By:	/s/ Brian Poff
Brian Poff
Chief Financial Officer